UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):\

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2021, Midwest Holding Inc. (the “Company”) announced the appointment of Georgette C. Nicholas, age 57, as President and Chief Financial Officer of the Company effective as of September 8, 2021. The Company and Ms. Nicholas entered into an employment agreement (the “Employment Agreement”) effective as of September 8, 2021.

Ms. Nicholas previously held the position of CEO and Managing Director for Genworth Mortgage Insurance Australia, a publicly listed ASX company in Sydney, Australia from October 2015 through March 2020. She also held various roles with Genworth Financial, Inc. in investor relations, chief financial officer roles in the mortgage insurance business and controllership beginning in 2005. Ms. Nicholas also worked in public accounting, including as a firm director with Deloitte.

The following is a summary of the material features of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K. Capitalized terms used but not defined in this Report on Form 8-K shall have the meanings given to them in the Employment Agreement.

The initial term of the Employment Agreement is three years but it contains an “evergreen” feature under which it is automatically extended on an annual basis for a one year renewal term unless written notice of nonrenewal is given by either party. If a notice of nonrenewal is given, the term of employment then ends at the end of the initial term or renewal term, as the case may be, unless terminated earlier as described below. The Employment Agreement provides for the Executive to receive a base salary, potential cash bonus, equity compensation, and certain other benefits, which are summarized below.

Base Salary.  The Executive’s initial annual base salary is $300,000 (“Base Salary”).  However, the Base Salary may be renegotiated by the parties each calendar year based on periodic performance reviews, although the Company retains sole and absolute discretion to maintain or modify the Base Salary. The Base Salary is payable for up to six months in case of illness or temporary disability of the Executive.

Bonus.  The Executive will be eligible for an annual target bonus of 50% of the current Base Salary (“Target Bonus”). Notwithstanding, the actual annual bonus may range from 0% to 100% of the Base Salary and will be determined based upon achievement of performance goals set by the Compensation Committee of the Board of Directors of the Company (the “Committee”). For the 2021 performance year, the Executive will be paid a minimum bonus of $50,000, which becomes payable upon filing of a Form 10-K with the U.S. Securities and Exchange Commission in March 2022. The Committee, in its discretion, may pay a pro-rata Target Bonus if the Executive is not employed at the end of a calendar year, except that if her employment ceases due to death or disability, a pro-rata target bonus must be paid.

Equity Compensation.  The Employment Agreement provides for the grant to the Executive of a stock option for 43,000 shares of voting common stock. Such grant shall be subject to the terms and conditions set forth in the Midwest Holding Inc. 2020 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Incentive Plan”), together with the Stock Option Agreement between the Company and Executive. The stock options will have an exercise price of $41.25 and expire 10 years from the date of grant. The stock options will vest in equal installments 60 days after each of the first seven anniversaries of the date of grant, subject to Executive’s continuous employment with the Company through the applicable vesting date, subject to acceleration as described herein and in connection with certain events as specified under the terms of the Incentive Plan and the Stock Option Agreement.

Benefits.  The Company will provide the Executive retirement and other benefits as are customarily provided to similarly situated executives of the Company, including paid vacation, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Termination. The Company or Executive may terminate the Agreement prior to the expiration of its Term at any time upon written notice.

Effect of Termination; Severance.

In the event of voluntary resignation of employment by Executive without Good Reason (as defined below) or in connection with her retirement, Executive shall be entitled to payment of her Base Salary for a period of 12 months following her resignation and shall be paid any earned but unpaid Target Bonus for the prior year; provided, that Executive is in compliance with the non-compete provisions of the Employment Agreement.

In the event of a termination of employment due to (i) death, (ii) permanent disability, (iii) by the Company for Good Cause (as defined below), or (iv) by Executive with Good Reason (as defined below), Executive shall be entitled to payment of any earned but unpaid Base Salary, Target Bonus and other benefits and unreimbursed business expenses.

In addition to the foregoing, if (i) the Company terminates Executive’s employment except for death, permanent disability or for Good Cause, or (ii) Executive terminates her employment for Good Reason (a “Qualifying Termination”), then provided that Executive executes and does not revoke the release attached as an exhibit to the Employment Agreement (the “Release”), the Company has agreed to (i) pay Executive, on a quarterly basis, her Base Salary and Target Bonus for 12 months following her termination, (ii) continued vesting of all of her outstanding stock options and equity awards through the 12-month severance period and (iii) to the extent Executive elects to continue health coverage under our health plan under COBRA, reimburse her for premiums she pays to extend such coverage for up to 18 months following her termination; provided, however, that such reimbursement shall cease if she obtains other employment that offers group health benefits.

Non-Competition. During her employment with the Company and for a period of 12 months thereafter, Executive may not directly or indirectly compete with the Company within the United States.

Clawbacks.  Executive’s incentive compensation will be subject to clawback regulations in effect under applicable law or stock exchange listing standards.

“Good Cause” generally includes (subject to certain cure provisions):

(i)     Executive willfully engages in acts or omissions determined to constitute fraud, breach of fiduciary duty or intentional wrongdoing or malfeasance;

(ii)     Executive is convicted of, or enters a plea of guilty or nolo contendere to charges of, any criminal violation involving fraud, theft or dishonesty;

(iii)     Executive is convicted of, or enters a plea of guilty or nolo contendere to charges of, any non-vehicular felony which has or is substantially likely to have a material adverse effect on Executive’s ability to carry out her duties under the Employment Agreement or on the reputation or activities of the Company;

(iv)     Executive habitually abuses alcohol, illegal drugs or controlled substances or non-prescribed prescription medicine, and such abuse materially and adversely interferes with the performance of the Executive’s duties and responsibilities to the Company;

(v)     Executive materially breaches the terms of any agreement between Executive and the Company relating to Executive’s employment;

(vi)     Executive engages in acts or omissions constituting gross negligence by Executive in the performance (or non-performance) of her duties; or

(vii)     Executive materially fails in the performance of her duties and/or responsibilities on behalf of the Company.

“Good Reason” generally means (subject to certain cure provisions):

(i)     the diminution of any duties, responsibilities, and authorities inconsistent in any respect with the Executive’s position as a President and Chief Financial Officer;

(ii)     any failure by the Company to comply with any of the compensation provisions of the Employment Agreement (except for isolated, insubstantial and inadvertent failure not occurring in bad faith and which are remedied by the Company);

(iii)     the Company materially breaches the terms of any agreement between the Executive and the Employer relating to the Executive’s employment, or materially fails to satisfy the conditions and requirements of the Employment Agreement; or

Item 8.01	Other Events.

On September 7, 2021, the Company issued a press release entitled “Midwest Holding Announces Georgette C. Nicholas as President and Chief Financial Officer.” Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement dated September 8, 2021 by and between Midwest Holding Inc. and Georgette C. Nicholas

99.1	Midwest Holding Inc. Press Release dated September 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 9, 2021

MIDWEST HOLDING INC.

By:	/s/ A. Michael Salem
Name:	A. Michael Salem
Title:	Co-Chief Executive Officer

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